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                                                                    EXHIBIT 99.1

Contact:

Investors:                                            Media:
Ann Tanabe                                            Brad Miles
Encysive Pharmaceuticals                              BMC Communications
(713) 796-8822                                        (212) 477-9007 ext. 17

Hershel Berry
The Trout Group
(415) 392-3385

FOR IMMEDIATE RELEASE

                       NEW DATA ON THELIN(TM) PRESENTED AT
              AMERICAN THORACIC SOCIETY'S INTERNATIONAL CONFERENCE

          THREE ABSTRACTS PRESENTED FROM STRIDE-1 AND EXTENSION TRIALS

             WEBCAST TO BE HELD MONDAY, MAY 24, 2004 AT 9:30 AM EDT

HOUSTON, TX- MAY 24, 2004- Encysive Pharmaceuticals (NASDAQ: ENCY) today announced that investigators presented data from clinical studies of Thelin(TM) (sitaxsentan) in pulmonary arterial hypertension (PAH), at the American Thoracic Society's (ATS) 100th International Conference in Orlando, Florida. The data, presented on Sunday, May 23, was collected as part of Encysive's pivotal Phase IIb/III STRIDE-1 (Sitaxsentan To Relieve ImpaireD Exercise) clinical trial and extensions.

"These data from STRIDE-1 and its extensions continue to support our strategy to evaluate Thelin in the broadest population ever for this drug class," said Bruce
D. Given, M.D., President and Chief Executive Officer of Encysive Pharmaceuticals. "The data presented here support our belief that even earlier stage patients can benefit with Thelin therapy. In addition, Dr. David Langleben's long-term data and the functional class data from STRIDE-1 and its extensions suggest that patients may continue benefiting from Thelin with chronic therapy."

The first abstract, "Chronic Sitaxsentan in Pulmonary Arterial Hypertension" (E. Horn, et al.), analyzed STRIDE-1 and extension data to assess the time course to clinical improvement or deterioration with Thelin at doses of 100 mg and 300 mg. Following treatment with a mean duration of 26 weeks and a maximum of 58 weeks, 53% of patients on 100 mg and 44% of patients on 300 mg improved at least one New York Heart Association (NYHA) functional class. A substantial portion of those individuals that improved did so within the initial 12 weeks of therapy - 64% and 70% for 100 mg and 300 mg patients, respectively. During the first 12 weeks, liver function abnormalities greater than three times the upper limit of normal occurred in 0% for 100 mg and 10% for 300 mg, with overall rates of 5% for 100 mg and 21% for 300 mg reported during the entire treatment course. During treatment, only 5% of patients experienced NYHA functional class deterioration on 100 mg and 8% on 300 mg. While both doses of Thelin



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are similarly effective in improving functional class, both short- and long-term, the more favorable safety/efficacy profile of 100 mg lends further support to its selection as the maximum clinical dose in ongoing trials of Thelin(TM).

The second abstract, entitled "Sustained Clinical and Functional Benefit in Patients with Pulmonary Arterial Hypertension After One Year of Therapy with the Selective, Orally-Active Endothelin-A Receptor Antagonist, Sitaxsentan" (D. Langleben, et al.), reported that Thelin significantly improved NYHA functional class and six-minute walk distance (6MW) in PAH patients after one year of drug therapy. Of the 11 patients studied, nine were categorized as functional class III and two as class II, when assessed prior to therapy. Although one patient's health deteriorated at seven months, the other 10 continued to either improve to or remain at class II at one year. For those 10 patients, the 6MW improved from 385 meters to 436 meters after one year of treatment (p=0.04).

The final study, "6MW as an Efficacy Endpoint in PAH Clinical Trials:
Demonstration of a Ceiling Effect" (A. Frost, et. al.), supports the existence of a "ceiling effect" as provided for in traditional PAH trial designs. This explains the frequent exclusion of patients with milder PAH, in order to increase treatment effect sizes and statistical power when using 6MW as the endpoint. STRIDE-1, a 12-week, randomized, double-blind, 178-patient trial employing placebo and Thelin at 100 mg or 300 mg doses, included patients with NYHA functional class II, congenital heart disease and a baseline 6MW > 450m-groups often excluded from previous trials. For patients meeting traditional enrollment criteria (NYHA class III or IV and 6MW=450m at baseline with idiopathic PAH or PAH-related to connective tissue disease), Thelin produced a robust increase in 6MW of 65 meters (p=0.0002) vs. 34 meters (p=0.0005) in the intent to treat patient group.

ATS WEBCAST INFORMATION

Encysive Pharmaceuticals will host a webcast in conjunction with the American Thoracic Society's (ATS) International Conference on Monday, May 24 at 9:30 am EDT, hosted by Dr. Bruce Given. The webcast will be available on the Company's website, www.encysive.com, with an accompanying slide presentation, through June 24, 2004.

ABOUT THELIN(TM) AND PAH

Thelin is a small molecule that blocks the action of endothelin, a potent mediator of blood vessel constriction and growth of smooth muscle in vascular walls. Endothelin receptor antagonists may prove to be effective in the treatment of a variety of diseases where the regulation of vascular constriction is important. Thelin is 6,500 fold selective in the targeting of the endothelin A receptor.

Pulmonary arterial hypertension (PAH) is a condition that involves high blood pressure and structural changes in the walls of the pulmonary arteries, which are the blood vessels that connect the right side of the heart to the lungs. PAH causes shortness of breath, limits activity, and is eventually fatal unless treated successfully with heart and lung transplant. Primary and secondary PAH are estimated to afflict approximately 80,000 to 100,000 people worldwide, many of whom are children and young women.



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Side effects of Thelin(TM) seen in the program to date, and which occurred more frequently than in placebo, include liver dysfunction (increased ALT and AST), headache, edema, constipation, nasal congestion and flushing. Because Thelin inhibits the metabolism of warfarin, the dose of warfarin should be adjusted downward when co-administered with Thelin.

ABOUT ENCYSIVE PHARMACEUTICALS

Encysive Pharmaceuticals Inc., a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for our expertise in small molecule drug development and vascular biology. Argatroban, our first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Encysive Pharmaceuticals is in Phase III development of the endothelin antagonist, Thelin, for pulmonary arterial hypertension. Our majority-owned affiliate, Revotar Biopharmaceuticals AG, is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Encysive Pharmaceuticals has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.


 This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required government approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.


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